SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (date of earliest event reported): April 29, 2009
GRAYMARK HEALTHCARE, INC.
(Exact name of registrant as specified in its charter)

Oklahoma	001-34171	20-0180812
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

210 Park Avenue, Ste. 1350
Oklahoma City, Oklahoma 73102	73102
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (405) 601-5300
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14a-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers.
We, at Graymark Healthcare, Inc., hereby report, effective April 30, 2009, the resignation of Rick D. Simpson and appointment of Grant A. Christianson as our Chief Financial Officer.
Pursuant to a realignment of duties within the company, Mr. Christianson, age 39, is succeeding Mr. Simpson as Chief Financial Officer. Mr. Christianson has served as Vice President of our wholly owned subsidiary, ApothecaryRx LLC, since August 2006. Mr. Simpson will continue to be an integral part of our mergers and acquisitions team. Mr. Simpson will provide services to us, on contract basis, assisting our Chief Executive Officer in performing due diligence on mergers and acquisitions. The appointment of Mr. Christianson as the successor to Mr. Simpson was not the result of any disagreements between us and Mr. Simpson relating to our operations, policies or practices.
Prior to becoming Vice President for Finance and Accounting of ApothecaryRx, Mr. Christianson was a principal in a financial operations consulting firm that he founded in 2005. Previously he held financial management positions within Novartis Medical Nutrition and McKesson Medication Management. Mr. Christianson is a member of the American Institute of Certified Public Accountants, and he received a Bachelor of Accountancy from the University of North Dakota.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRAYMARK HEALTHCARE, INC. (Registrant)
	By:	/S/ STANTON NELSON
Stanton Nelson, Chief Executive Officer
Date: April 29, 2009